UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2015

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	1-12441 (Commission File Number)	41-1276891 (IRS Employer Identification No.)

One St. Jude Medical Drive, St. Paul, MN (Address of principal executive offices)	55117 (Zip Code)

Registrant’s telephone number, including area code: (651) 756-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On December 8, 2015 the Board of Directors of St. Jude Medical, Inc. (the “Company”) approved amendments to the Company’s change in control severance agreements (the “Change in Control Severance Agreements”) that were entered into prior to December 10, 2012 in order to remove the tax gross-up provisions. The form of these Change in Control Severance Agreements was filed as Exhibit 10.1 to and described in the Company’s Form 8-K filed on January 7, 2009, which is incorporated herein by reference.  The amendment to these Change in Control Severance Agreements is filed as Exhibit 10.1 to this report and is incorporated herein by reference.  The Company expects to enter into the amendments with each executive officer who is party to these Change in Control Severance Agreements, including Messrs. Starks, Rousseau, Heinmiller, Fain and Zurbay.  Change in Control Severance Agreements entered into on and after December 20, 2012 do not contain a tax gross-up provision.

On December 8, 2015 the Board of Directors of the Company also approved the St. Jude Medical, Inc. Executive Severance Plan (the “Severance Plan”).  The Severance Plan is intended to provide severance benefits to certain executive officers of the Company and its affiliates in the event of the termination of their employment under certain circumstances not involving a change in control of the Company. Following involuntary termination without Cause (other than for death or disability), the executive officer will be entitled to a severance benefit equal to the applicable severance multiplier times the sum of (i) the executive officer’s annual base salary in effect when the termination occurs and (ii) the target bonus under the executive officer’s applicable annual bonus plan for the fiscal year in which the termination occurs.  The executive officers covered by the Severance Plan and their respective severance multiplier are the Chief Executive Officer (2.0x), the other Named Executive Officers (1.5x) and all other Section 16 officers (1.0x).  “Cause” is defined as (i) the willful and continued failure by the executive officer substantially to perform the executive officer’s duties and obligations, (ii) the willful engaging by the executive officer in misconduct which is materially injurious to the Company or any of its affiliates, monetarily or otherwise or (iii) the conviction of the executive officer by a court of competent jurisdiction for felony criminal conduct.

To receive benefits under the Severance Plan, an executive officer must sign a comprehensive release of claims. In addition, each executive officer agrees under the Severance Plan not to disparage the Company and its affiliates and, for a period of one year following termination (i) not to compete with the Company and/or its affiliates, (ii) not to solicit employees of the Company or its affiliates, (iii) to consult with the Company regarding the business and affairs of the Company for up to four hours per month and (iv) to cooperate with the Company in connection with certain legal proceedings. If the executive officer breaches the separation agreement in any material respect, the executive officer may be required to repay the severance benefits provided to the executive officer.  The executive officer is not entitled to receive any benefits under the Severance Plan if the executive officer has received or will receive any benefits from the Company under a change in control severance agreement for the same termination of employment.

The Severance Plan is intended to provide stable conditions of employment for executive officers consistent with market practices in order to enhance the Company’s ability to attract and retain highly qualified personnel.

The Severance Plan is filed as Exhibit 10.2 to this report and is incorporated herein by reference. The foregoing description of the Severance Plan is qualified in its entirety by reference to the full text thereof.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits:

10.1  First Amendment to Severance Agreement

10.2  St. Jude Medical, Inc. Executive Severance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2015	ST. JUDE MEDICAL, INC.

	By:	/s/ Jason Zellers
Jason Zellers Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	First Amendment to Severance Agreement

10.2	St. Jude Medical, Inc. Executive Severance Plan